POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby constitutes and appoints each of Justin J. File, the Chief Financial Officer of Evofem
Biosciences, Inc. (the "Company"), Alexander Fitzpatrick, the Executive Vice
President and General Counsel of the Company, and Jacqulyn L. Lewis,
Melanie R. Levy, Adam C. Lenain, Leanne A. Gould, Joan Raulston, Anne T.
Leland and Brenda Meyette of Mintz, Levin, Cohn, Ferris, Glovsky and
Popeo, P.C., signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer of the Company, forms
and authentication documents for EDGAR Filing Access;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete
and execute any such forms and authentication documents;

(3) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer of the Company, Forms
3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the rules
thereunder;

(4) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete
and execute any such Form 3, 4 or 5 and timely file such
form with the United States Securities and Exchange
Commission and any stock exchange or similar authority;
and

(5) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-
fact, may be of benefit to, in the best interests of, or legally required by the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf of
the undersigned pursuant to this Power of Attorney shall be
in such form and shall contain such terms and conditions as
such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed this 18th day of December, 2017.

/s/ Kelly Cullwell, M.D.
Signature

Name:  Kelly Culwell, M.D.